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For Immediate Release

                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING


      Corydon, Indiana. Monday, February 2, 2009. -- First Capital, Inc. (Nasdaq: FCAP) today announced that its annual meeting of stockholders will be held on Wednesday, May 20, 2009.

      First Capital, Inc. is the holding company for First Harrison Bank. First Harrison Bank currently has twelve offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Hardinsburg, Palmyra, New Albany, New Salisbury, Jeffersonville and Salem that provide deposit and lending services to customers in southeastern Indiana. The Bank has also received regulatory approval for a new office in Lanesville, Indiana for which construction is expected to begin during the first quarter of 2009. First Harrison Bank also offers online banking and electronic bill payments by accessing the Bank website at www.firstharrison.com.

Contact: M. Chris Frederick - Senior Vice President, Chief Financial Officer First Capital, Inc.
          200 Federal Drive, N.W.
          Corydon, Indiana 47112
          (812) 738-2198, ext. 234